SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2002

INTELLIGENT SYSTEMS CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On May 10, 2002 the Board of Directors of Intelligent Systems Corporation (“Intelligent Systems”), upon the recommendation of its Audit Committee, dismissed its independent accountants, Arthur Andersen LLP (“Andersen”). Intelligent Systems intends to evaluate proposals from other accounting firms to serve as Intelligent Systems’ independent accountants for its fiscal year ending December 31, 2002 and expects to make a decision in early June 2002.

     The audit reports issued by Andersen on the consolidated financial statements of Intelligent Systems Corporation as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During Intelligent Systems’ two most recent fiscal years and through the date of this Form 8-K, there were no disagreements between Intelligent Systems and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its reports on Intelligent Systems’s consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K.

     Intelligent Systems provided Andersen with a copy of the foregoing disclosures, and a letter from Andersen confirming its agreement with these disclosures is attached as Exhibit 16.1 to this report.

     During Intelligent Systems’ two most recent fiscal years and through the date of this Form 8-K, Intelligent Systems has not consulted with any other auditor with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

16.1 Letter from Arthur Andersen, LLP dated May 10, 2002
99.1 Press release dated May 13, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2002	INTELLIGENT SYSTEMS CORPORATION (Registrant)

/s/ Bonnie L. Herron

By: Bonnie L. Herron Chief Financial Officer

Exhibit Index

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP dated May 10, 2002
99.1	Press release dated May 13, 2002

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